                                 Exhibit 23.3

                                                                Exhibit 23.3




                       Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1988 Non-Statutory Stock Option Plan, 1991 Non-Statutory Stock Option Plan, 1993 Stock Option and Incentive Plan, 1994 Stock Option and Incentive Plan, 1996 Incentive Stock Option Plan, 1996 Non-Employee Director Stock Option Plan, and 1996 Employee Stock Purchase Plan of our reports dated February 3, 1995 and January 31, 1994 with respect to the consolidated financial statements of Sipex Corporation for the year ended December 31, 1994 and 1993, respectively, included in the Registration Statement (Form S-1 No. 333-1328) filed with the Securities and Exchange Commission.

                                        /s/ Ernst & Young LLP

Boston, Massachusetts
June 14, 1996